Exhibit 99.1
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                         [PHASE III MEDICAL, INC. LOGO]


Phase III Medical Hires Seasoned Business Strategist as Chief Operating Officer

    MELVILLE, N.Y.--(BUSINESS WIRE)--Sept. 15, 2004--

    Robert J. Aholt, Jr. Brings Extensive Experience in Operational
        Management, Financial Development and Business Analysis

    Phase III Medical (OTCBB:PHSM), an innovative business that provides capital and guidance to companies in multiple sectors of the healthcare and life science industries, announced today that it has hired Robert J. Aholt, Jr. to serve as Chief Operating Officer. He will be responsible for all operational aspects of the Company and will serve as an integral part of the management team. He is also taking an equity position in the Company.
    Prior to joining the Company, Mr. Aholt, 43, was Principal and Chief Financial Officer of Systems Development, Inc., a private consulting firm focusing on strategic and technology consulting for Fortune 500 companies. As a co-founder of Systems Development in 1993, Mr. Aholt helped build the company into a multi-million dollar consulting practice with clients such as Universal Studios, Toyota, Sony and Fox Pictures. His client work includes strategic and program management on projects as large as $85 million with three-year durations and scope covering company strategies and competitive advantages. As CFO, he oversaw all financial and operational aspects of the firm. Prior to Systems Development, Mr. Aholt was CFO of IW Communications Group, a public relations firm that helps companies target Asian communities for public relations outreach. Mr. Aholt has also worked as a controller of First Affiliated Securities, a regional brokerage firm in Southern California.
    Mark Weinreb, President and CEO of Phase III Medical, said, "We're delighted to have Bob join the Phase III Medical team. Following more than a decade at Systems Development, he brings a broad range of independent consulting experience with highly successful companies. His knowledge of business development, strategic analysis, financial management and deal negotiation will help accelerate the growth of Phase III and provide our clients with the expertise they need for rapid commercialization and revenue generation."
    Said Bob Aholt, "I am extremely pleased to join Phase III Medical's management team at this stage of the Company's development. This is a very creative group of people with an exciting new approach to the dynamic healthcare industry, and I look forward to working closely with them to develop this innovative enterprise."

    About Phase III Medical

    Phase III Medical (OTCBB:PHSM), a Delaware corporation, is an innovative, publicly traded company positioned to capitalize on growth in multiple sectors of the healthcare and life sciences industry by providing non-dilutive capital and guidance in return for a percentage of revenues, royalty fees, licensing fees, and other product sales of the target company. Phase III seeks to partner with and provide funds to medical companies with substantial potential or existing revenues, which are seeking $250,000 to $2 million to complete late-stage product development, fund marketing efforts, fund geographic expansion or pursue follow-on licensing arrangements with larger distributors.

    Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Phase III Medical, Inc. ("the Company"), or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to the Company's ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; and (iv) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission which are available for review at www.sec.gov under "Search for Company Filings."

    Consulting For Strategic Growth 1, Ltd. ("CFSG") provides Phase III Medical, Inc. with consulting, business advisory, investor relations, public relations and corporate development services. Independent of CFSG's receipt of cash compensation from Phase III Medical, CFSG may choose to purchase the company's common stock and thereafter liquidate those securities at any time it deems appropriate to do so.

    CONTACT: Phase III Medical, Inc.
             Mark Weinreb, 631-574-4955
             Fax: 631-574-4956
             mweinreb@phase3med.com
              OR
             Consulting For Strategic Growth 1
             Gerald Franz, 800-625-2236 or 917-715-2171
             Fax: 212-697-0910
             CFSG1@aol.com